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                                 EXHIBIT 10.6.6

                         EXECUTIVE EMPLOYMENT AGREEMENT


This EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made this 9th day of July, 1998, by and between Anthony J. Carroll ("Employee") and Au Bon Pain, Co., Inc., a Delaware corporation with a principal place of business in Boston, Massachusetts (the "Company").

         WHEREAS, the Company wishes to employ and engage the services of the Employee in an executive capacity for the Company, upon the terms, conditions and provisions of this Agreement; and

         WHEREAS, the Employee desires to provide services to the Company in accordance with the terms, conditions and provisions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Employee hereby agree as follows:

         1.        DEFINITIONS

         For all purposes of this Agreement, the following terms shall have the meanings specified in this Section 1 unless the context clearly requires otherwise:

         (a) "BASE SALARY" means the Employee's annualized base salary set forth in Section 3 of this Agreement, and such increases thereto as may be established by the Company from time to time. In no event, however, shall Employee's Base Salary be less than the amount set forth in Section 3 of this Agreement, "Base Salary" shall not include any bonus, incentive compensation or employee benefits;

         (b) "BENEFITS" means all employee benefits provided to the Employee by the Company, including medical, dental, long-term disability, life insurance, and such other benefits as may be provided from time to time by the Company generally to its employees;

         (c) "INCENTIVE COMPENSATION" means additional compensation provided to the Employee by the Company during the term of this Agreement, if any, other than Base Salary and Benefits;

         (d) "SEVERANCE" means payments made by the Company to the Employee after termination of employment, pursuant to this Agreement, at the rate of the Employee's annualized Base Salary (and car allowance, if any) as of the date of Employee's termination. Severance is payable, commencing after the last day of active employment with the Company, on a weekly basis in substantially equal installments following Employee's termination, in such increments and for such period(s) of time designated in this Agreement ("Severance Period'). Severance shall not include any bonuses or other Incentive


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Compensation. Except as set forth in the immediately preceding sentence,
Severance shall also include the continuation of Employee's Benefits existing at the time of Employee's termination for the Severance Period. Employee shall be responsible for making all required contributions to continue Benefits during the Severance Period on the same basis as existed at the time of the Employee's termination. Severance shall be reduced (dollar for dollar) by any compensation and benefits Employee receives or earns during the Severance Period from any source other than the Company including, without limitation, salary, employee benefits, consulting fees, income from self-employment or otherwise;

         2.        EMPLOYMENT

         The Company agrees to employ the Employee to render services to the Company in an executive capacity, consistent with the typical duties and responsibilities of a Senior Vice President with the Company. Employee understands and agrees that Employee's duties and responsibilities may change from time to time, in the sole discretion of the Company. Effective as of the date hereof, Employee hereby accepts such employment subject to the terms and conditions set forth herein. Employee agrees to devote his full attention, best talents and abilities to the job and to perform faithfully his duties and responsibilities hereunder.

         3.        COMPENSATION

         The Company shall pay Employee a Base Salary at the rare of $185,000.00 annualized, Incentive Compensation, and Benefits, subject to federal and state withholdings and customary payroll deductions.

         4.        TERM

         Unless terminated as provided in Section 5, or as otherwise provided in this Agreement, this Agreement shall continue for a two-year period from the effective date of this Agreement; thereafter, this Agreement shall automatically renew for additional one-year periods, unless either party notifies the other in writing of its intent not to renew this Agreement at least thirty (30) days prior to its expiration. In the event the Employee gives notice of intent not to renew this Agreement, the Employee shall not be entitled to Severance. In the event the Company gives notice of intent not to renew this Agreement, at the expiration of the Agreement the Employee shall be entitled to fifty-two (52) weeks' Severance.

         5.        TERMINATION

         (a)       TERMINATION FOR CAUSE

         The Company may terminate Employee's employment at any time for cause, upon written notice specifying the reasons. As used herein, the term "cause" shall mean:


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         (i)       The commission by Employee of (A) any act of embezzlement, fraud, larceny, theft, or (B) other willful misconduct or gross negligence in connection with the performance of Employee's duties which adversely affects the affairs of the Company;

         (ii) Employee's conviction of a felony, or conviction of a misdemeanor involving moral turpitude;

         (iii) A material breach of the terms of this Agreement which continues uncured for fifteen (15) days after the Company has given written notice to the Employee specifying in reasonable detail the material breach.

         (b)       TERMINATION WITHOUT CAUSE

         Notwithstanding any other provision of this Agreement, the Company may terminate Employee's employment, without cause, at any time, for any reason, effective upon thirty (30) days' written notice to the Employee. In the event of a termination without cause, the Employee shall be entitled to fifty-two (52) weeks' Severance.

         (c)       RESIGNATION

         The Employee may at any time during the term of this Agreement resign employment, effective upon ninety (90) days' written notice to the Company, or upon such shorter period of notice as the parties may agree in writing. Upon such resignation, the Employee shall not be entitled to any Severance, and, except as otherwise specifically set forth herein, the obligations of the Company to the Employee under this Agreement shall terminate upon the effective date of such resignation. Employee agrees to continue to perform his duties hereunder, and otherwise assist the Company in an orderly transition, during such ninety-day period.

         (d)       DISABILITY

         The Company may terminate Employee's employment if, at any time during the term of this Agreement, the Employee shall become disabled so that he is unable to perform the Employee's regular duties of employment, with reasonable accommodation, for a period of ninety (90) days in the aggregate during any 180-day period. The determination of the Employee's disability for purposes of this Section 5(d) shall be made by a qualified physician acceptable to both parties. In the event that the Company and the Employee are unable to agree upon a qualified physician, each party shall select a qualified physician, and in the event those two physicians are unable to agree upon a determination as to the Employee's disability, a third neutral physician ("Neutral Physician") acceptable to the parties shall be selected. The determination of disability by the Neutral Physician shall be final and binding for purposes of this Agreement. In the event this Agreement is terminated pursuant to this Section 5(d), the Employee shall be entitled to fifty-two (52) weeks' Severance. Such Severance shall be offset dollar for dollar by any payments made in the


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aggregate to the Employee under the Company's existing Salary Continuation and
Long-Term Disability Plan(s).

         (e)       DEATH

         This Agreement and all obligations of the Company hereunder shall terminate upon the death of the Employee. In the event of a termination upon the death of the Employee, monies or compensation owed by the Company to the Employee up to the date of termination shall be paid to the Employee's estate or designee.

         (f)       ACCRUED VACATION

         All accrued vacation owed by the Company to the Employee upon termination of employment shall be included in the Employee's last paycheck following active employment.

         6.        CONFIDENTIAL NATURE OF THIS AGREEMENT

         Employee agrees to keep confidential the terms of this Agreement. A violation of this provision shall entitle the Company to terminate this Agreement immediately, for cause, as set forth in Section 5(a)(iii). Notwithstanding the above, the Employee may disclose the terms of this Agreement to his/her immediate family, bankers, accountants, attorneys, and other financial advisers, the Internal Revenue Service, the Massachusetts Department of Revenue, in the event such disclosure is required by prospective employers or others to review the restrictive covenants contained herein, in the event of litigation or arbitration involving this Agreement, or in the event that such disclosures shall be compelled by law.

         7.        CONFIDENTIAL AND PROPRIETARY INFORMATION

         (a) The Employee understands and acknowledges that in the course of employment with the Company, Employee will have access to confidential and proprietary information of the Company and its Affiliates (which shall mean entities controlling, controlled by or under common control with the Company, including without limitation, Saint Louis Bread Company, Inc. and its Affiliates) which constitute valuable, special and unique assets of the Company and its Affiliates. For purposes of this Agreement, such confidential and proprietary information shall include, without limitation, the following: trade secrets; operating techniques; procedures and methods; product specifications; customer lists; account information; price lists; discount schedules; budgets; strategic plans; financial and other projections; correspondence with customers, vendors, lenders, employees, partners or others; drawings; software, leads from suppliers; marketing techniques; procedures and methods; employee lists; internal financial reports of the Company and its Affiliates; sourcing lists; and recruiting lists (collectively, "Confidential Information"), but shall not include any information which is commonly known or in the public domain.


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         (b)       The Employee agrees that during the term of this Agreement and at any time thereafter, Employee will not, without the authorization of the
Company: (i) disclose any Confidential Information to any person or entity for any purpose whatsoever; or (ii) make use of any Confidential Information for Employee's own purposes or for the benefit of any other person or entity, other than the Company and its Affiliates.

         (c) The Employee agrees that upon the request of the Company or upon termination of employment, Employee shall return to the Company all documents or other materials, including electronic or computerized data, containing or relating to Confidential Information, along with all other Company property.

         8.        RESTRICTIVE COVENANT

         The Employee shall not, other than in the course of employment with the Company, directly or indirectly, either as an individual, employee, partner, officer, owner, director, shareholder, advisor or consultant, or in any other capacity whatsoever, on behalf of any person, firm, corporation, partnership or entity:

         (a) during the term of this Agreement, and for one (1) year after its termination, for whatever reason, be employed by or retained as a consultant or advisor to a competitive entity in the bakery/coffee/deli business. For purposes of this Agreement, "competitive entity" includes, without limitation, the following companies doing business as: PARADISE BAKERY, INC.; STARBUCKS; BRUEGGER'S BAGEL BAKERY; FINAGLE-A-BAGEL; LE BOULANGERIE; GREAT HARVEST; EINSTEIN'S/NOAH'S; CORNER BAKERY; BIG SKY, AFC ENTERPRISES, INC. and their respective parents, subsidiaries, franchisees, affiliates, successors or assigns. Additionally, "competitive entity" shall include, without limitation, any company which generates in the aggregate more than 50% of its revenues from the retail sales of baked goods and coffee, and their respective parents, subsidiaries, franchisees, affiliates, successors or assigns. Notwithstanding the above, the direct or indirect ownership of one percent (1%) or less of the stock of a competitive entity whose shares are listed an a national securities exchange or are quoted an the National Association of Securities Dealers Automated Quotation System or so-called Bulletin Board shall not, in and of itself, be deemed to be a violation of this Section 8(a);

         (b) during the terms of this Agreement and for one (1) year after its termination, for whatever reason, recruit, solicit, hire, or assist any other person or party in recruiting, soliciting, or hiring any employee of the Company or any of its Affiliates or any of their respective franchisee-

         The Company may, in its sole discretion, waive enforcement of any of the provisions of this Section 8, which waiver shall be evidenced solely by the execution and delivery to the Employee of a written document setting forth the terms of such waiver, executed by an authorized representative of the Company.


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         9.        ENFORCEMENT

         Employee agrees and acknowledges that a violation of Sections 7 or 8 of this Agreement shall entitle the Company to terminate this Agreement immediately, which termination shall be conclusively deemed to be a termination for cause, as set forth in Section 5(a) hereunder. In the event of a violation of Sections 7 or 8 of this Agreement, any further Severance, salary continuation, Benefits or other future compensation otherwise owed to the Employee pursuant hereto shall be forfeited.

         The Employee acknowledges and agrees that the Company's remedies at law for a breach of Sections 7 or 8 of this Agreement are inadequate and that the harm caused thereby is irreparable. The Employee expressly agrees that in the event of a violation of Sections 7 or 8 of this Agreement, the Company shall be entitled to equitable relief enforcing the terms of this Agreement, including without limitation, specific performance, a temporary restraining order, preliminary injunction or permanent injunction to prevent any breach or attempted breach thereof. The provisions of Sections 7, 8 and 9 shall survive the termination of this Agreement, in addition to any others which may survive pursuant to the terms of this Agreement.

         10.       SEVERABILITY

         If any provision of this Agreement including, without limitation, Sections 7, 8 or 9 hereof, is declared or found to be illegal, unenforceable, void, overbroad, or unreasonable in scope, territory, or duration, in whole or in part, then both parties will be relieved of all obligations arising under such provision, but only to the extent it is illegal, unenforceable, void, overbroad, or unreasonable in scope, territory or duration. The intent and agreement of the parties to this Agreement is that this Agreement will be deemed amended by modifying any such illegal, unenforceable, void, overbroad or unreasonable provision to the extent necessary to make it legal and enforceable while preserving its intent, or if such is not possible, by substituting therefor another provision that is legal, enforceable and achieves the same objectives. The foregoing notwithstanding, if the remainder of this Agreement will not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected will be enforced to the extent permitted by law.

         11.       ARBITRATION

         Any controversy or claim arising out of or relating to this Agreement or Employee's employment with the Company, except for claims of violation by the Employee of Sections 7 and 8 hereof which may be enforced by the Company in a court of competent jurisdiction pursuant to Section 9 hereof, shall be settled exclusively by binding arbitration before a single arbitrator in the City of Boston, in accordance with the Commercial Arbitration Rules of thc American Arbitration Association. The provisions hereof shall be a complete bar and defense to any suit, action or proceeding instituted by the Employee in any federal, state or local court or before any administrative tribunal with respect to any matter which is arbitrable as herein set forth. This Section shall survive the termination or expiration of this


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Agreement. Nothing herein contained shall be deemed to give any arbitrator any authority, power, or right to alter, change, amend, modify, add to, or subtract from any provisions of this Agreement. The arbitrator shall have no authority to award punitive damages or attorney's fees to any party. The decision of the arbitrator shall be final and conclusive. Judgment on an award rendered by the arbitrator may be entered in any court of competent jurisdiction.

         14.      NO CONFLICTING AGREEMENTS

         Employee hereby represents and warrants that neither the entry into this Agreement nor its performance by Employee will conflict with or result in a breach of the terms, conditions or provisions of any other agreement or other obligation of any nature to which Employee is a party, or by which he is otherwise bound, including, without limitation, any other employment agreement, non-competition agreement, or confidentiality agreement.

         13.       GOVERNING LAW

         The terms hereof shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to its conflict of laws rules which may otherwise require the application of the law of another jurisdiction.

         14.       SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective successors, assigns, heirs, legal representatives, executors and administrators.

         15.       NOTICES

         (i) All notices to the Employee shall be addressed to Employee at:

                   Anthony J. Carroll
                   88 Fearing Road
                   Hingham, MA  02043

or to such other place(s) as may be designated by written notice to the Company.

         (ii) All notices to the Company shall be addressed to the Company at:

                   19 Fid Kennedy Avenue
                   Boston, MA  02210
                   Attention:  C.F.O.


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                   With copies to:
                   Walter D. Wekstein, Esq.
                   Gadsby & Hannah LLP
                   225 Franklin Street
                   Boston, MA  02110

or to such other place(s) as may be designated by written notice to Employee.

         (iii) Notice shall be sufficient if given by hand or by certified mail, postage prepaid, return receipt requested, addressed to the party at its address described above. Unless otherwise notified in writing, each party shall direct all sums payable to the other party at its address for notice purposes.

         16.       HEADINGS

         The captions and headings in this Agreement are for convenience and reference only, and they shall in no way be held or deemed to define, modify or add to the meaning, scope or intent of any provision of this Agreement.

         17.       ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, written or oral on the subject matter hereof including, but not limited to, offer letters, employment letters, and agreements concerning severance pay.

         18.       AMENDMENTS

         This Agreement may be modified only by written agreement signed by both the Employee and the Company.

         19.       WAIVER

         The failure of any party at any time to require the performance of any provision(s) hereof shall in no manner affect the right(s) of such party at a later time to require the performance of said provision(s), and shall not be deemed a waiver of any obligation hereunder.


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         IN WITNESS WHEREOF, the parties to this Agreement have executed this
Agreement under seal, as of the date first above written.

AU BON PAIN CO., INC.


By: /s/ Ronald M. Shaich                    Date:    7/9/98
    -----------------------------                --------------
    Ronald M. Shaich, Co-Chairman

Witness: /s/ Deborah L. Emery               Date:    7/9/98
        -------------------------                --------------

ANTHONY J. CARROLL

/s/ Anthony J. Carroll                      Date:    8/5/98
-----------------------------                    --------------
Anthony J. Carroll

Witness:  /s/ Stephanie Shaw                Date:    8/5/98
        -------------------------                --------------


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